Exhibit 99.1

E-BAND MEDIA, INC.
(SUCCESSOR OF ZHENGZHOU ANNEC INDUSTRIAL CO., LTD)
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
SEPTEMBER 30, 2010
(Amounts expressed in US Dollars)

	Historical Zhengzhou Annec	Historical E-Band Media	Pro Forma Adjustments	Note	Combined Pro Forma
	(unaudited)	(unaudited)	(unaudited)		(unaudited)
ASSETS
Current assets:
Cash	$1,657,584	$-			$1,657,584
Restricted cash	2,246,158	-			2,246,158
Bank notes receivable	1,114,735	-			1,114,735
Accounts receivable, net	22,912,105	-			22,912,105
Prepaid expenses and deposits	9,863,752	-			9,863,752
Other receivable	3,280,906	-			3,280,906
Inventories	24,314,715	-			24,314,715

Total current assets	65,389,955	-			65,389,955

Plant and equipment, net	11,417,316	-			11,417,316
Land use rights, net	2,193,324	-			2,193,324
Long-term investment	149,744	-			149,744

Total assets	$79,150,339	$-			$79,150,339

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Liabilities
Short-term loans	$8,819,914	$-			$8,819,914
Bank notes payable	2,246,158	-			2,246,158
Accounts payable and accrued expenses	10,578,218	-			10,578,218
Advances from customers	24,201,746	-			24,201,746
Salaries payable	220,693	-			220,693
Taxes payable	635,921	-			635,921
Deferred income	2,711,185	-			2,711,185
Related party payable	905,052	-			905,052
Loans payable to employees	1,915,598	-			1,915,598
Loans payable to other individuals	1,946,670	-			1,946,670
Other payable	1,817,808	-			1,817,808

Total liabilities	55,998,963	-			55,998,963

Shareholders' equity (Deficit)
Common stock, $0.0001 par value, 100,000,000 shares authorized,
11,150,000 issued and outstanding	-	1,115			1,115
Series A Preferred stock, $0.0001 par value, 100,000,000 shares
authorized, 19,220 shares issued and outstanding	-		2	(a)	2
Owners’ capital	2,612,769	-	(2,612,769)	(a)	-
Additional paid in capital	-	-	2,612,769	(a)	4,047,875
			1,436,223	(b)
			(1,117)	(a)

Capital Surplus	1,436,223	-	(1,436,223)	(b)	-
Retained earnings (Accmulated deficit)	18,849,566	-	-	(a)	18,849,566
Accmulated (deficit) during development stage	-	(1,115)	1,115	(a)	-
Accumulated other comprehensive income	252,818	-			252,818

Total shareholders' equity	23,151,376	-			23,151,376

Total liabilities and stockholders' equity	$79,150,339	$-			$79,150,339

E-BAND MEDIA, INC.
(SUCCESSOR OF ZHENGZHOU ANNEC INDUSTRIAL CO., LTD)
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
NINE MONTHS ENDED SEPTEMBER 30, 2010
(Amounts expressed in US Dollars)

	Historical Zhengzhou Annec	Historical E-Band Media	Pro Forma Adjustments		Note	Combined Pro Forma
	(unaudited)	(unaudited)	(unaudited)			(unaudited)

Revenues	$39,542,035	$-				$39,542,035
						-
Cost of revenues	24,330,617	-				24,330,617
						-
Gross profit	15,211,418	-				15,211,418

Operating expenses:
Selling	4,454,006	-				4,454,006
General and administrative	4,220,129	1,115	(1,115)	(a)		4,220,129

Total operating expenses	8,674,135	1,115				8,674,135
						-
Income from operations	6,537,283	(1,115)				6,537,283

Other income (expense):
Interest expense, net	(855,435)	-				(855,435)
Other income (expense), net	(56,326)	-				(56,326)

Total other income (expense)	(911,761)	-				(911,761)
						-
Income before provision for income taxes	5,625,522	(1,115)				5,625,522

Provision for income taxes	686,313	-				686,313

Net income (loss)	$4,939,209	$(1,115)				$4,939,209

E-BAND MEDIA, INC.
(SUCCESSOR OF ZHENGZHOU ANNEC INDUSTRIAL CO., LTD)
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2009
(Amounts expressed in US Dollars)

	Historical Zhengzhou Annec	Historical E-Band Media	Pro Forma Adjustments	Note	Combined Pro Forma
	(unaudited)	(unaudited)	(unaudited)		(unaudited)

Revenues	$32,405,360	$-			$32,405,360

Cost of revenues	20,793,942	-			20,793,942

Gross profit	11,611,418	-			11,611,418

Operating expenses:
Selling	3,704,000	-			3,704,000
General and administrative	4,155,987	-			4,155,987

Total operating expenses	7,859,987	-			7,859,987

Income (loss) from operations	3,751,431	-			3,751,431

Other income (expense):
Interest expense, net	(996,067)	-			(996,067)
Other income (expense), net	(40,009)	-			(40,009)

Total other expense	(1,036,076)	-			(1,036,076)

Income (loss) before provision for income taxes	2,715,355	-			2,715,355

Provision for (benefit from) income taxes	331,010				331,010

Net income (loss)	$2,384,345	$-			$2,384,345

e-band media, Inc.
(Successor of Zhengzhou Annec Industrial Co., Ltd.)
Notes to Unaudited Pro Forma Condensed Consolidated
Financial Information

The following unaudited pro forma condensed consolidated financial information has been prepared to give effect to the proposed merger of Zhengzhou Annec Industrial Co., Ltd. and E-Band Media, Inc. as a reverse acquisition of assets and a recapitalization in accordance with accounting principles generally accepted in the United States.  For accounting purposes Zhengzhou Annec Industrial Co., Ltd. is considered to be acquiring E-Band Media, Inc. in the merger.

Note 1 – Share Exchange Agreement

The foregoing description of the terms of the Share Exchange Agreement is qualified in its entirety by reference to the provisions of the agreements filed as Exhibit 2.1 to this report, which are incorporated by reference herein.

On February 11, 2011, E-Band Media, Inc. (“E-Band Media”) entered and closed a  Share Exchange Agreement (“Share Exchange Agreement”), with certain  shareholders and warrant holders, Dean Konstantine, Muzeyyen Balaban, Bernieta Masters, and Linda Masters, and with China Green Refractories (“China Green”), a BVI corporation, and its shareholders, New-Source Group Limited, a BVI company, High-Sky Assets Management Limited, a BVI company, Joint Rise Investments Limited, a BVI company, Giant Harvest Investment Limited, a BVI company, and Mr. QIAN Yun Ting  (collectively the “China Green Shareholders”), pursuant to which E-Band Media acquired 100% of the issued and outstanding capital stock of  China Green in exchange for 19,220 shares of E-Band Media's Series A Convertible Preferred Stock (“Series A Preferred Stock”). Pursuant to the terms of the Share Exchange Agreement, E-Band Media will effect a 1-for-14.375 reverse stock split (“Reverse Split”) of its outstanding common stock. In addition, pursuant to the Share Exchange Agreement, the China Green Shareholders acquired all 10,000,000 shares of E-Band Media’s common stock from Dean Konstantine (“Controlled Shares”) and all outstanding warrants of E-Band Media from Muzeyyen Balaban, Bernieta Masters, and Linda Masters (“Warrants”) for an aggregate purchase price of $250,000 and 100 shares of Series A Preferred Stock held by China Green Shareholders.  The Warrants were cancelled by the China Green Shareholders pursuant to the Share Exchange Agreement. As a result of the Share Exchange Agreement, the China Green Shareholders will own 98% of our issued and outstanding common stock on an as-converted common stock basis as of and immediately after the effectiveness of the Reverse Split as contemplated by the Share Exchange Agreement.

As a result the share exchange, (i) E-Band Media indirectly control through subsidiaries, Annec, which is engaged in the business of design, manufacturing of and selling of medium and high level refractory materials for top combustion type, internal combustion type, and external combustion type hot blast stoves,  and (ii) through its variable interest entity (“VIE”), Beijing Annec, E-Band Media provides turnkey service for large hot blast stove projects, integrating the structural design, equipment purchase, construction, refractory production/sale and after-sale service  of hot blast stoves.

Accounting principles generally accepted in the United States of America require that the company whose shareholders retain the majority interest in a combined business be treated as the acquirer for accounting purpose, resulting in a reverse acquisition. Accordingly, the stock exchange transaction has been accounted for as a recapitalization effected by a share exchange, wherein Zhengzhou Annec Industrial Co., Ltd. is considered the acquirer for accounting and financial reporting purposes. The assets and liabilities of the acquired entity have been brought forward at their book value and no goodwill has been recognized.

The unaudited pro forma condensed consolidated financial information gives effect to the reverse acquisition as if it had occurred at the earliest date in these pro forma statements.

Note 2 – Accounting Period Change

To coincide with the accounting cycle of our acquired subsidiary Zhengzhou Annec Industrial Co. Ltd., we have changed our fiscal year end from June 30th to December 31st. This change is reflected in the pro forma financial information.

Note 3 – Adjustments to unaudited Pro Forma Condensed Consolidated Financial Information

The accompanying unaudited pro forma condensed consolidated financial information gives effect to the Exchange Agreement as if it had occurred at an earlier date, and has been prepared for illustrative purposes only and is not necessarily indicative of the condensed consolidated financial position or results of operations in future periods or the results that actually would have been realized had Zhenzhou Annec Industrial Co., Ltd. and E-Band Media, Inc. been a combined company during the specified periods. The pro forma adjustments are based on the preliminary information available at the time of the preparation of this document. In addition, the unaudited pro forma condensed consolidated financial information gives effect only to the adjustments set forth in the accompanying notes and does not reflect any restructuring or acquisition related costs, or any potential cost savings or other synergies that management expects to realize as a result of the acquisition. The unaudited pro forma condensed consolidated financial information, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, the historical consolidated financial statements found in this Form 8-K.

The adjustments to the unaudited pro forma condensed consolidated financial information as of and for the nine months ended September 30, 2010 and the year ended December 31, 2009 in connection with the proposed acquisition are presented below:

(a)
This adjustment reflects the issuance of shares of E-Band Media, Inc.’s common stock and Series A Preferred stock for the reverse acquisition of all issued and outstanding shares of Zhengzhou Annec Industrial Co., Ltd., the cancellation of common shares of E-Band Media, Inc.’s common stock held by the pre-acquisition principal shareholder of E-Band Holdings, Inc., reversal of non-recurring administrative expenses and the elimination of pre-acquisition accumulated deficit.

(b)	This adjustment reflects the equity reclassification from Capital surplus to Additional paid in capital to conform with standard US GAAP presentation.